UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 21, 2010

Pre-Paid Legal Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Oklahoma	001-09293	73-1016728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Pre-Paid Way
Ada, Oklahoma	74820
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(580) 436-1234

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
    The 2010 Annual Meeting of Shareholders of Pre-Paid Legal Services, Inc. (“Company”) (the “Annual Meeting”) was held on May 21, 2010.  The number of shares of Common Stock entitled to vote at the Annual Meeting was 10,013,149.  The number of shares of Common Stock present or represented by valid proxy at the annual meeting was 8,714,541.

At the Annual Meeting, the Company’s shareholders voted to re-elect the following directors: Orland G. Aldridge, Peter K. Grunebaum and Duke R. Ligon.

In addition to electing the directors, the Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

For more information about the proposals presented at the Annual Meeting, see the Proxy Statement, the relevant portions of which are incorporated by reference herein.

Proposal 1 – Election of Directors.

The results of the election of the directors were as follows:

Director	Votes For	Withhold Authority
Orland G. Aldridge	6,340,970	166,509
Peter K. Grunebaum	6,238,272	269,207
Duke R. Ligon	5,273,046	1,234,433

Our Board of Directors currently consists of seven directorships, six of which are presently filled and one of which is vacant, and is divided into three classes as nearly equal in size as possible, with the term of office of one class expiring each year. The terms of the directors above expire in 2013.

The terms of the other three directors of the Company did not expire at the Annual Meeting. The names of such other directors and the year of expiration of their respective terms are as follows: Martin H. Belsky – 2011 and Harland C. Stonecipher – 2011; and John W. Hail - 2012.

Proposal 2 – Ratify the Selection of Grant Thornton LLP as our Independent Registered Public Accounting Firm.
The results of the ratification of Grant Thornton LLP were as follows:
Votes For	Votes Against	Abstentions
8,684,842	21,557	8,142

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pre-Paid Legal Services, Inc.
(Registrant)

By: /s/ Randy Harp
Randy Harp
co-Chief Executive Officer, President and Chief Operating Officer
Date: May 24, 2010